March 11, 2010

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements made by Northsight Capital, Inc. which we understand will be filed with Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Northsight Capital, Inc. dated March 12, 2010.

We agree with the statements concerning our Firm pertaining to the Item 4.01 disclosure in such Form 8-K.

Very truly yours,

Seale and Beers, CPA’s

/s/ Seale and Beers

Seale and Beers, CPA’s

Las Vegas, NV